Exhibit 99.1

Ping Identity Reports Fourth Quarter 2020 Results,
Provides Outlook for First Quarter and Full Year 2021

●	Annual Recurring Revenue was $259.1 million, up 15% from 2019
●	Total revenue for the fourth quarter was $63.3 million and for the full year 2020 was $243.6 million, of which 92% was subscription revenue for both periods
●	Ended 2020 with 51 customers with greater than $1.0 million in ARR, up 34% from 2019
●	Ping Identity ranked first in all use cases in the Gartner 2020 Critical Capabilities for Access Management report

DENVER – February 24, 2021 – Ping Identity Holding Corp. (“Ping Identity,” or the “Company”) (NYSE: PING), the Intelligent Identity solution for the enterprise, today announced its financial results for the three months and year ended December 31, 2020.

“We exceeded our expectations in the quarter related to our Annual Recurring Revenue -- the key measure of our growth,” said Andre Durand, Ping Identity’s Chief Executive Officer. “With the growth and rising demand for our cloud offerings, we now have more than half of our customers accessing our solutions in the cloud and a rapidly growing portion of our ARR from SaaS. This is a key indicator that our investments related to cloud and new product innovations are gaining strong traction in the market.

“As we build our capabilities, it is particularly gratifying to be recognized by Gartner for our leadership in their Magic Quadrant across all use cases,” added Durand. “We continue to roll out new services on our SaaS platform at an accelerated pace. Our latest SaaS service, PingOne Verify, leverages the capabilities of our ShoCard acquisition we completed in 2020. For our most forward-thinking enterprise customers with cloud-first mandates, we’re seeing accelerating demand for our advanced services running on our cloud platform. Helping these enterprises achieve Zero Trust, seamless digital experiences, and passwordless authentication while driving to the cloud is becoming our number one focus and we’re directing our investments into these areas.”

Financial Highlights for the Fourth Quarter of 2020

ARR: Ending ARR at December 31, 2020 was $259.1 million and represented a 15% increase compared with ARR at December 31, 2019. Ping Identity defines ARR as the annualized value of all subscription contracts as of the end of the period.

Revenue: Total revenue for the fourth quarter of 2020 was $63.3 million. Subscription revenue was $57.9 million.  Total revenue for the full year 2020 was $243.6 million and total subscription revenue for the full year 2020 was $224.1 million. Given the impact that deployment mix and contract duration have on GAAP revenue, management continues to believe that ARR is the key growth metric of a subscription business.

Cash Flow: Net cash provided by operating activities was $22.4 million for the year ended December 31, 2020 compared with $5.8 million in the year ended December 31, 2019. Unlevered Free Cash Flow was $8.8 million for the year ended December 31, 2020 compared with $(1.2) million for the year ended December 31, 2019.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.

Recent Business Highlights

●	In the fourth quarter, Ping Identity was ranked first in all Identity Use Cases (Internal, External and Multiconstitutency) in the Gartner 2020 Critical Capabilities for Access Management report. The Company was also named a leader for the fourth consecutive year in the 2020 Gartner Magic Quadrant for Access Management, increasing its positioning among key competitors.
●	Ended the year with 1,411 customers, of which 51 had more than $1.0 million in ARR, up 34% year-over-year in that cohort of customers, and 260 had more than $250,000 in ARR, representing a 12% year-over-year growth rate in that customer cohort.
●	Recently added Hall of Fame CIO Paul Martin to its board of directors. Martin, an acclaimed IT visionary with international experience, served most recently as CIO and senior vice president for Baxter International, Inc.
●	Introduced PingOne Verify, a new cloud service that helps enterprises make it easy for customers to verify their identity for rapid account onboarding, authentication and fraud prevention. The new PingOne Service is the latest addition to Ping Identity’s suite of cloud services for identity and access management, and leverages its 2020 acquisition of ShoCard, using facial recognition technology to match the live-face capture with the customer’s image on their government ID. In the fourth quarter, the company added PingOne Risk to its PingOne suite, and is seeing strong early traction among new and existing customers.
●	Was honored as a Best Place to Work in 2021 with the Glassdoor Employees’ Choice Award. This award is based solely on the input of employees who provide anonymous feedback about their job, work environment and employer on Glassdoor, the worldwide leader on insights about jobs and companies.
●	Achieved a world-class Net Promoter Score of 65 in the fourth quarter based on a survey of its customers.

Commenting on the company’s financial results, Raj Dani, Ping Identity’s CFO added, “We delivered strong quarterly and annual financial results, even in the face of a challenging economic climate characterized by tempered enterprise spending. With ARR growth of 15%, 2020 cash flow from operations increasing $16.6 million year-over-year, and $10 million in full-year improvement in our Unlevered Free Cash Flow, we feel good about our ability to continue generating profitable growth. In 2021 we expect to put our cash to work investing into cloud and channel solutions that enable zero trust, seamless digital experiences, and passwordless authentication.”

Financial Outlook

Ping Identity provides the following expected financial guidance for the quarter ending March 31, 2021:

Total ARR of $263.0 million to $264.0 million

Total Revenue of $61.5 million to $63.5 million

Unlevered Free Cash Flow of $12.0 million to $14.0 million

The company also reinstated its annual financial outlook, with the following guidance for the year ending December 31, 2021:

Total ARR of $295.5 million to $298.5 million

Total Revenue of $255.0 million to $265.0 million

Unlevered Free Cash Flow of $7.0 million to $11.0 million

Webcast / Conference Call Details

In conjunction with this announcement, Ping Identity will host a webcast conference call today, February 24, 2021, at 5:00 p.m. Eastern Time to discuss its financial results. The listen-only webcast is available at https://investor.pingidentity.com. Investors and participants can register for the telephonic version of the conference call in advance by visiting http://www.directeventreg.com/registration/event/4265887. After registering, instructions will be shared on how to join the call including dial-in information as well as a unique passcode and registrant ID. At the time of the call, registered participants will dial in using the numbers from the confirmation email, and upon entering their unique passcode and ID, will be entered directly into the conference.

Following the conference call, a replay will be available until 11:59 p.m. Eastern time on March 3, 2021. The replay dial-in number will be (800) 585-8367 or for international (416) 621-4642, using the replay number pin: 4265887. An archived webcast of the call will also be available at https://investor.pingidentity.com.

Use of Non-GAAP Financial Information

In addition to Ping Identity’s results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Expenses, Non-GAAP Net Income, Non-GAAP Net Income Per Share, Levered Free Cash Flow and Unlevered Free Cash Flow. Certain of these non-GAAP measures exclude stock-based compensation, depreciation and amortization expense, loss on extinguishment of debt and acquisition-related expenses. Ping Identity believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements Ping Identity makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s other filings with the SEC which include, but are not limited to: the impact of the COVID-19 outbreak; our ability to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences; our ability to enhance and deploy our cloud-based offerings while continuing to effectively offer our on-premise offerings; our ability to maintain or improve our competitive position; the impact on our business of a network or data security incident or unauthorized access to our network or data or our customers’ data; the effects on our business if we are unable to acquire new customers, if our customers do not renew their arrangements with us, or if we are unable to expand sales to our existing customers or develop new solutions or solution packages that achieve market acceptance; our ability to manage our growth effectively, execute our business plan, maintain high levels of service and customer satisfaction or adequately address competitive challenges; our dependence on our senior management team and other key employees; our ability to enhance and expand our sales and marketing capabilities; our ability to attract and retain highly qualified personnel to execute our growth plan; the risks associated with interruptions or performance problems of our technology, infrastructure and service providers; our dependence on Amazon Web Services cloud infrastructure services; the impact of data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations; the impact of volatility in quarterly operating results; the risks associated with our revenue recognition policy and other factors may distort our financial results in any given period; the effects on our customer base and business if we are unable to enhance our brand cost-effectively; our ability to comply with anti-corruption, anti-bribery and similar laws; our ability to comply with governmental export and import controls and economic sanctions laws; our ability to comply with HIPAA; the potential adverse impact of legal proceedings; the impact of our frequently long and unpredictable sales cycle; our ability to identify suitable acquisition targets or otherwise successfully implement our growth strategy; the impact of a change in our pricing model; our ability to meet service level commitments under our customer contracts; the impact on our business and reputation if we are unable to provide high-quality customer support; our dependence on strategic relationships with third parties; the impact of adverse general and industry-specific economic and market conditions and reductions in IT and identity spending; the ability of our platform, solutions and solution packages to interoperate with our customers’ existing or future IT infrastructures; our dependence on adequate research and development resources and our ability to successfully complete acquisitions; our dependence on the integrity and scalability of our systems and infrastructures; our reliance on software and services from other parties; the impact of real or perceived errors, failures, vulnerabilities or bugs in our solutions; our ability to protect our proprietary rights; the impact on our business if we are subject to infringement claim or a claim that results in   a significant damage award; the risks associated with our use of open source software in our solutions, solution packages and subscriptions; our reliance on SaaS vendors to operate certain functions of our business; the risks associated with indemnity provisions in our agreements; the risks associated with liability claims if we breach our contracts; the impact of the failure by our customers to pay us in accordance with the terms of their agreements; our ability to expand the sales of our solutions and solution packages to customers located outside of the United States; the risks associated with exposure to foreign currency fluctuations; the impact of Brexit; the impact of potentially adverse tax consequences associated with our international operations; the impact of changes in tax laws or regulations; the impact of the Tax Act; our ability to maintain our corporate culture; our ability to develop and maintain proper and effective internal control over financial reporting; our management team’s limited experience managing a public company; the risks associated with having operations and employees located in Israel; the risks associated with doing business with governmental entities; and the impact of catastrophic events on our business. Given these factors, as well as other variables that may affect Ping Identity’s operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Ping Identity

Ping Identity is the Intelligent Identity solution for the enterprise. We enable companies to achieve Zero Trust identity-defined security and more personalized, streamlined user experiences. The Ping Intelligent Identity™ platform provides customers, workforce, and partners with access to cloud, mobile, SaaS and on-premises applications across the hybrid enterprise. Over half of the Fortune 100 choose us for our identity expertise, open standards, and partnerships with companies including Microsoft and Amazon. We provide flexible identity solutions that accelerate digital business initiatives, delight customers, and secure the enterprise through multi-factor authentication, single sign-on, access management, intelligent API security, directory, and data governance capabilities. For more information, visit www.pingidentity.com.

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Subscription	$57,932	$63,958	$224,131	$225,345
Professional services and other	5,323	4,277	19,458	17,553
Total revenue	63,255	68,235	243,589	242,898
Cost of revenue:
Subscription (exclusive of amortization shown below)(1)	8,088	7,216	30,797	24,044
Professional services and other (exclusive of amortization shown below)(1)	4,823	4,320	17,145	15,322
Amortization expense	5,546	4,357	20,269	16,338
Total cost of revenue	18,457	15,893	68,211	55,704
Gross profit	44,798	52,342	175,378	187,194
Operating expenses:
Sales and marketing(1)	24,805	23,736	88,910	78,889
Research and development(1)	13,085	12,422	48,934	46,016
General and administrative(1)	12,968	11,561	47,198	38,293
Depreciation and amortization	4,292	4,305	16,997	16,639
Total operating expenses	55,150	52,024	202,039	179,837
Income (loss) from operations	(10,352)	318	(26,661)	7,357
Other income (expense):
Interest expense	(598)	(847)	(2,433)	(12,914)
Loss on extinguishment of debt	—	(1,382)	—	(4,532)
Other income (expense), net	2,231	1,130	2,947	363
Total other income (expense)	1,633	(1,099)	514	(17,083)
Loss before income taxes	(8,719)	(781)	(26,147)	(9,726)
Benefit for income taxes	5,319	2,995	14,256	8,222
Net income (loss)	$(3,400)	$2,214	$(11,891)	$(1,504)
Net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.15)	$(0.02)
Diluted	$(0.04)	$0.03	$(0.15)	$(0.02)
Weighted-average shares used in computing net income (loss) per share:
Basic	81,104	79,205	80,430	68,906
Diluted	81,104	81,132	80,430	68,906

______________________________________

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Subscription cost of revenue	$189	$141	$675	$141
Professional services and other cost of revenue	116	80	397	80
Sales and marketing	1,258	714	4,467	1,407
Research and development	1,506	706	5,294	1,364
General and administrative	1,572	894	5,791	3,340
Total	$4,641	$2,535	$16,624	$6,332

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$145,733	$67,637
Accounts receivable, net of allowances of $828 and $873	82,335	67,642
Contract assets, current	62,503	70,031
Deferred commissions, current	6,604	5,814
Prepaid expenses	17,608	12,768
Other current assets	1,940	3,774
Total current assets	316,723	227,666
Noncurrent assets:
Property and equipment, net	9,446	11,183
Goodwill	441,150	417,696
Intangible assets, net	180,422	187,868
Contract assets, noncurrent	11,288	15,979
Deferred commissions, noncurrent	9,325	7,856
Deferred income taxes, net	3,962	2,755
Operating lease right-of-use assets	15,619	—
Other noncurrent assets	2,516	1,808
Total noncurrent assets	673,728	645,145
Total assets	$990,451	$872,811
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,795	$1,118
Accrued expenses and other current liabilities	7,339	9,302
Accrued compensation	17,170	18,126
Deferred revenue, current	49,203	45,446
Operating lease liabilities, current	3,979	—
Total current liabilities	80,486	73,992
Noncurrent liabilities:
Deferred revenue, noncurrent	3,195	2,061
Long-term debt, net of current portion	149,014	50,941
Deferred income taxes, net	17,867	30,571
Operating lease liabilities, noncurrent	17,213	—
Other liabilities, noncurrent	1,566	4,775
Total noncurrent liabilities	188,855	88,348
Total liabilities	269,341	162,340
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	81	80
Additional paid-in capital	739,051	718,446
Accumulated other comprehensive income (loss)	1,373	(399)
Accumulated deficit	(19,395)	(7,656)
Total stockholders' equity	721,110	710,471
Total liabilities and stockholders' equity	$990,451	$872,811

PING IDENTITY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(11,891)	$(1,504)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	—	4,532
Depreciation and amortization	37,266	32,977
Stock-based compensation expense	16,624	6,332
Amortization of deferred commissions	8,045	6,423
Amortization of deferred debt issuance costs	250	679
Operating leases, net	(258)	—
Deferred taxes	(14,888)	(9,379)
Other	376	166
Changes in operating assets and liabilities:
Accounts receivable	(14,666)	(18,046)
Contract assets	13,518	(18,542)
Deferred commissions	(10,304)	(9,060)
Prepaid expenses and other current assets	(3,331)	(6,586)
Other assets	(664)	373
Accounts payable	1,323	(624)
Accrued compensation	(3,412)	(404)
Accrued expenses and other	(504)	6,318
Deferred revenue	4,891	12,140
Net cash provided by operating activities	22,375	5,795
Cash flows from investing activities
Purchases of property and equipment and other	(2,595)	(8,696)
Capitalized software development costs	(13,255)	(10,460)
Payments for business acquisitions, net of cash acquired	(32,470)	—
Other investing activities	—	(600)
Net cash used in investing activities	(48,320)	(19,756)
Cash flows from financing activities
Payment of Elastic Beam consideration and holdbacks	(424)	(1,136)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	200,531
Payment of offering costs	(295)	(5,164)
Proceeds from stock option exercises	10,404	1,571
Payment for tax withholding on equity awards	(4,499)	—
Proceeds from long-term debt	97,823	52,177
Payment of long-term debt	—	(248,750)
Net cash provided by (used in) financing activities	103,009	(2,020)
Effect of exchange rates on cash and cash equivalents and restricted cash	1,049	224
Net increase (decrease) in cash and cash equivalents and restricted cash	78,113	(15,757)
Cash and cash equivalents and restricted cash
Beginning of period	68,386	84,143
End of period	$146,499	$68,386

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Gross profit	$44,798	$52,342	$175,378	$187,194
Amortization expense	5,546	4,357	20,269	16,338
Stock-based compensation	305	221	1,072	221
Non-GAAP Gross Profit	$50,649	$56,920	$196,719	$203,753
Non-GAAP Gross Profit Margin	80%	83%	81%	84%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Total operating expenses	$55,150	$52,024	$202,039	$179,837
Stock-based compensation	(4,336)	(2,314)	(15,552)	(6,111)
Acquisition related expenses	(1,078)	(522)	(2,197)	(3,321)
Amortization expense	(3,412)	(3,336)	(13,453)	(13,652)
Non-GAAP Operating Expenses	$46,324	$45,852	$170,837	$156,753

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(3,400)	$2,214	$(11,891)	$(1,504)
Stock-based compensation	4,641	2,535	16,624	6,332
Acquisition related expenses	1,078	522	2,197	3,321
Amortization expense	8,958	7,693	33,722	29,990
Loss on extinguishment of debt	—	1,382	—	4,532
Provision for income taxes(1)	(3,669)	(3,155)	(13,136)	(11,486)
Non-GAAP Net Income	$7,608	$11,191	$27,516	$31,185
Net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.15)	$(0.02)
Diluted	$(0.04)	$0.03	$(0.15)	$(0.02)
Weighted-average shares used in computing net income (loss) per share:
Basic	81,104	79,205	80,430	68,906
Diluted	81,104	81,132	80,430	68,906
Non-GAAP Net Income per Share:
Basic	$0.09	$0.14	$0.34	$0.45
Diluted	$0.09	$0.14	$0.33	$0.44
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	81,104	79,205	80,430	68,906
Diluted	83,642	81,132	83,236	70,382

_____________________________________

(1) The related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rates for applicable jurisdictions.

	Year Ended December 31,
	2020	2019
Net cash provided by operating activities	$22,375	$5,795
Add:
Cash paid for interest	2,263	12,169
Less:
Purchases of property and equipment	(2,595)	(8,696)
Capitalized software development costs	(13,255)	(10,460)
Unlevered Free Cash Flow	$8,788	$(1,192)
Net cash used in investing activities	$(48,320)	$(19,756)
Net cash provided by (used in) financing activities	$103,009	$(2,020)
Cash paid for Elastic Beam compensation and bonus retention payments	$4,173	$4,868

Reconciliation of Unlevered Free Cash Flow Guidance for the Three Months and Year Ended December 31, 2020:

	Three Months Ended March 31, 2021		Year Ended December 31, 2021
	Low	High	Low	High
Net cash provided by operating activities	$16,135	$18,135	$23,915	$27,915
Add:
Cash paid for interest	355	355	1,150	1,150
Less:
Purchases of property and equipment	(815)	(815)	(2,315)	(2,315)
Capitalized software development costs	(3,675)	(3,675)	(15,750)	(15,750)
Unlevered Free Cash Flow	$12,000	$14,000	$7,000	$11,000

PING IDENTITY HOLDING CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY BUSINESS METRICS
(In thousands)

	December 31,		Change
	2020	2019	$	%

	(dollars in thousands)
ARR	$259,090	$224,888	$34,202	15%

Contacts

Investor Relations Contact:

David Banks

investor@pingidentity.com

303-396-6200

Media Contact:

Kristin Miller

press@pingidentity.com

720-728-1033

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